Exhibit 10.2

NOVANTA INC.
2010 INCENTIVE AWARD PLAN

DIRECTOR RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Novanta Inc., a company organized under the laws of the Province of New Brunswick, Canada (together with any successor thereto, the “Company”), pursuant to the Novanta Inc. 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units”).  Each Restricted Stock Unit represents the right to receive one share of Common Stock (as defined in the Plan) upon the payment/maturity date of such Restricted Stock Unit.  This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Award Agreement”) and the Plan, each of which are incorporated herein by reference.

Participant:
Grant Date:
Total Number of Restricted Stock Units:
Vesting:	The Restricted Stock Units shall be fully vested and non-forfeitable on the Grant Date.
Payment/Maturity Date:	The first anniversary of the Grant Date (or, if such date is not a business day, on the first business day immediately following the first anniversary of the Grant Date).

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award Agreement, and this Grant Notice.  Participant has reviewed the Restricted Stock Unit Award Agreement, the Plan and this Grant Notice in their entirety and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Award Agreement, and the Plan.

Novanta Inc.:	PARTICIPANT:
By:	By:
Print Name:	Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

NOVANTA INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Novanta Inc. (f/k/a GSI Group Inc.), a company organized under the laws of the Province of New Brunswick, Canada (the “Company”), has granted to Participant an award of restricted stock units (“Restricted Stock Units”or“RSUs”) under the Novanta Inc. 2010 Incentive Award Plan, as amended from time to time (the “Plan”).

ARTICLE 1.
GENERAL

1.1Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or the Plan.  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Article 14 of the Plan) solely for purposes of the Plan and this Agreement.  The Restricted Stock Units shall be used solely as a device for the determination of the payment to be made to Participant.  The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

1.2Incorporation of Terms of Plan.  The RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any conflict between the provisions of this Agreement and the Plan, the terms of the Plan shall control.

ARTICLE 2.
GRANT OF RESTRICTED STOCK UNITS

2.1Grant of RSUs.  In consideration of Participant’s past and/or continued service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date, the Company grants to Participant an award of RSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 14 of the Plan.

2.2Company’s Obligation to Pay.  Each RSU represents the right to receive one share of Common Stock in accordance with Section 2.5 of this Agreement on the the Payment/Maturity Date set forth in the Grant Notice.

2.3Vesting.  The RSUs awarded by the Grant Notice and this Agreement shall be fully vested and nonforfeitable on the Grant Date.

2.4Consideration to the Company.  In consideration of the grant of the award of RSUs by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

2.5Payment upon Settlement.

(a)Upon the Payment/Maturity Date, the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units.  Such deliverance shall constitute payment of the RSUs.

(b)Notwithstanding anything to the contrary in this Agreement, to the extent applicable, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of shares of Common Stock.  Any such payment shall be made pursuant to the Plan.

2.6Conditions to Delivery of Common Stock.  Subject to Section 12.4 of the Plan, the shares of Common Stock deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Common Stock deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b)The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The receipt by the Company of all payments in connection with such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6(b) hereof; and

(e)The lapse of such reasonable period of time following the Payment/Maturity Date as the Administrator may from time to time establish for reasons of administrative convenience.

2.7Rights as Stockholder.  The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any shares of Common Stock underlying the RSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 14.2 of the Plan.

ARTICLE 3.
OTHER PROVISIONS

3.1Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2Grant is Not Transferable.  During the lifetime of Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the RSUs have been issued, and all restrictions applicable to such shares of Common Stock have lapsed.  Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3Binding Agreement.  Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.4Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Common Stock contemplated by Article 14 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. Participant acknowledges that the RSUs are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.

3.5Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.6Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7Governing Law.  The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.8Conformity to Securities Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

3.10Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.11Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.13Section 409A.  The intent of the parties is that the payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.

3.14Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.15Account Administration.  The Company may from time to time appoint a broker to administer the awards under the Plan.  To the extent the Company appoints such a broker, Participant agrees that he or she shall, upon request by the Company, open an employee brokerage services account at such broker.